Exhibit 10.1

AMENDMENT TO
FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to First Amended and Restated Employment Agreement (this “Amendment”) is made and entered into as of September 8, 2010 by and among Manhattan Bancorp (“MB”), Bank of Manhattan, N.A. (the “Bank”) and Dean Fletcher (“Executive”) for the purposes set forth hereinafter.

W I T N E S S E T H

WHEREAS, MB is a California corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System (“FRB”);

WHEREAS, MB is the parent holding company for the Bank, which is a national banking association and wholly-owned subsidiary of MB, subject to the supervision and regulation of the Office of the Comptroller of the Currency (“OCC”);

WHEREAS, Executive is currently Executive Vice President and Chief Financial Officer of the Bank and MB pursuant to that certain First Amended and Restated Employment Agreement dated March 26, 2009 by and among MB, the Bank and Executive (the “Agreement”); and

WHEREAS, MB, the Bank and Executive desire to amend the Agreement upon and subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, MB, the Bank and Executive agree as follows:

1.                                       Definitions.  Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.

2.                                       Amendments.

(a)                                  Section A of the Agreement is hereby amended and restated in its entirety as follows:

“A.                             TERM OF EMPLOYMENT

The term of this Agreement (“Term”) commenced on August 15, 2007, the date the Bank opened for business (the “Effective Date”), and shall expire at the close of business on August 31, 2011, subject, however, to prior termination of this Agreement as hereinafter provided.  Where used herein, “Term” shall refer to the entire period of employment of Executive by the Bank hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.  The Prior Agreement is hereby terminated and replaced by this Agreement.  This does not replace or impair the Stock Option Agreements between MB and

Executive dated August 10, 2007, September 27, 2007 and November 20, 2008 (the “Stock Option Agreements”), which shall remain in full force and effect.”

(b)                                 Section C(1) of the Agreement is hereby amended and restated in its entirety as follows:

“1.                                 Salary.  For Executive’s services hereunder, the Bank or MB shall pay or cause to be paid as base salary (the “Base Salary”) to Executive not less than One Hundred Eighty Five Thousand Dollars ($185,000) per annum, effective September 8, 2010.  Base Salary shall be payable in equal installments in conformity with the Bank’s normal payroll period.”

3.                                       Terms of Agreement.  Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

4.                                       Conflicting Terms.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5.                                       Entire Agreement.  This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof.  All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.  This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Facsimile counterparts shall be deemed to be originals.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BANK OF MANHATTAN, N.A.

	By:	/s/ Deepak Kumar
Deepak Kumar
President & Chief Executive Officer
/s/ Dean Fletcher
Dean Fletcher	MANHATTAN BANCORP
(“Executive”)

	By:	/s/ Deepak Kumar
Deepak Kumar
President & Chief Executive Officer